Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-200634) pertaining to the UBS Financial Services Inc. 401(k) Plus Plan of UBS Financial Services, Inc. of our report dated June 26, 2015, with respect to the financial statements and supplemental schedule of the UBS Financial Services Inc. 401(k) Plus Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2014.

/s/ Mitchell & Titus, LLP

June 26, 2015

New York, New York